UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2025

TerrAscend Corp.

(Exact name of Registrant as Specified in Its Charter)

Canada	000-56363	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 City Centre Drive Suite 501
Mississauga, Ontario, Canada		L5B 1M5
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 628-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
N/A	TSNDF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common shares, no par value, trade over-the-counter on OTCQX Best Market under the trading symbol “TSNDF”.

Item 3.02 Unregistered Sales of Equity Securities.

On May 5, 2025, TerrAscend Corp. (the “Company”) and certain consolidated entities entered into an option agreement (the “Option Agreement”) with Union Chill Cannabis Company LLC (“Union Chill”), a high-performing, single dispensary operator in Hunterdon County. On December 26, 2025, the Company closed on the Option Agreement, and the Company was granted an option to purchase a 35% equity interest in Union Chill (the “Option”) pursuant to the terms of the Option Agreement and New Jersey's regulatory framework, which facilitates investment opportunities for diversely owned businesses (the “Union Chill Transaction”).

On December 26, 2025, in connection with the closing of the Union Chill Transaction, the Company issued convertible promissory notes (the “Notes”) to the various sellers of Union Chill in the aggregate principal amount of $9,000,000 (the “Principal Amount”) and will pay an additional $4,000,000, in cash, upon exercise of the Option, for total consideration of $13,000,000. The Notes accrue interest at a rate of 6.5% per annum, due in quarterly payments. The Notes mature on December 26, 2029 (the “Maturity Date”).

Prior to the Maturity Date, each of the Notes may be converted, only in its entirety, into common shares of the Company (the “Common Shares”). On the date of conversion, the Notes will automatically convert into the number of Common Shares equal to the outstanding Principal Amount and accrued interest divided by the price per share of $1.89.

The Company may elect to prepay the Principal Amount in minimum amounts of $50,000 (accompanied by accrued and unpaid interest on such Principal Amount) upon providing at least thirty days’ written notice to Union Chill (the “Prepayment Notice Period”). The Notes may still be converted during the Prepayment Notice Period.

The securities described above were offered and sold in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Notes and any shares of Common Shares issuable thereunder have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC, or an applicable exemption from the registration requirements.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on December 30, 2025 announcing the Union Chill Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerrAscend Corp.

Date:	December 30, 2025	By:	/s/ Ziad Ghanem
Ziad Ghanem President & Chief Executive Officer